UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 15, 2008
Date of Report (date of earliest event reported)

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-33106	20-3073047
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification No.)

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(Address of principal executive offices) (Zip Code)

(310) 255-7700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2008, Greg Hambly, Douglas Emmett’s Chief Accounting Officer, was designated as its Principal Accounting Officer.  Mr. Hambly, age 49, has been Douglas Emmett’s Chief Accounting Officer since March 2007.  Prior to joining Douglas Emmett, Mr. Hambly was Vice President, Operations Controller at Arden Realty from 2004 to March 2007.  Prior to that time, Mr. Hambly provided consulting services and served as Interim Controller for Thompson Elite during 2004, worked for Colony Advisors from 2003 to 2004, ending as Funds Controller, and held Controller and Assistant Controller positions with National Golf Properties from 1996 to 2003.  Mr. Hambly holds a B.S. degree in Finance from the University of Southern California and is a Certified Public Accountant.

Mr. Hambly succeeds Andres Gavinet, formerly Douglas Emmett’s Executive Vice President of Finance and Principal Accounting Officer, who resigned effective April 11, 2008.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

None
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 15, 2008	DOUGLAS EMMETT, INC.
By: /s/William Kamer Chief Financial Officer